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                                                                    Exhibit 4(d)
                         AMERICAN DENTAL PARTNERS, INC.

                       1997 EMPLOYEE STOCK PURCHASE PLAN


(S)1.  Purpose.
       -------

     The purpose of the 1997 Employee Stock Purchase Plan (the "Plan") of American Dental Partners, Inc., a Delaware corporation (the "Company"), is to provide Eligible Employees (as defined in (S)4, below) with an opportunity to participate in the growth and success of the Company by acquiring or increasing a proprietary interest in the Company through the application of payroll deductions to the purchase of shares of the Company's common stock, par value $0.01 (the "Shares"). The Plan is intended to meet the requirements of (S)423 of the Internal Revenue Code of 1986, as amended (the "Code"), and to be a "Stock Purchase Plan" under Rules 16b-3(b)(5) and 16b-3(c) promulgated under the Securities Exchange Act of 1934, as amended (the "1934 Act").

(S)2.  Administration.
       --------------

     The Plan shall be administered by the Company's board of directors (the "Board"). The Board shall have the power and authority to adopt, alter, and repeal such administrative rules, guidelines, and practices governing the Plan as it shall, from time to time, deem advisable, interpret the terms and provisions of the Plan and any Option granted and any agreements relating thereto, and take any other actions the Board considers appropriate in connection with, and otherwise supervise the administration of, the Plan, all in a manner consistent with the other provisions of the Plan. All decisions made by the Board pursuant to the provisions hereof shall be made in the Board's sole discretion and shall be final and binding on all persons.

     The Board may, in its discretion at any time or from time to time, appoint a committee (the "Committee") of not less than one director to administer the Plan, in which event the Committee shall have such of the powers and duties of the Board under the Plan as the Board shall delegate to the Committee. The member or members of the Committee shall serve at the pleasure of the Board, which may remove members from the Committee or appoint new members to the Committee from time to time, and members of the Committee may resign by written notice to the Chairman of the Board or the Secretary of the Company.

(S)3.  Shares Subject to the Plan.
       --------------------------

     The maximum aggregate number of Shares reserved and available for purchase under the Plan shall be 200,000 Shares, which may be authorized but unissued Shares or issued Shares reacquired by the Company and held as treasury Shares. Such aggregate number of Shares shall be subject to adjustment under (S)17, below.

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(S)4.  Eligibility.
       -----------

     Except as provided in this (S)4, any employee of the Company or of any Subsidiary (as defined below) who, as of the first day of the Option Period (as defined in (S)5, below), has been continuously employed by the Company, any Subsidiary, or any combination thereof for at least six months and who works at least 20 hours per week for the Company, any Subsidiary, or any combination thereof shall be eligible to participate in the Plan (each such employee, an "Eligible Employee"). For purposes of this (S)4, "Subsidiary" or "subsidiary corporation" shall have the definition set forth in (S)424(f) of the Code and rules and regulations thereunder. Notwithstanding any other provision of this Plan to the contrary, no person who is otherwise an Eligible Employee shall be granted an Option (as defined in (S)7, below) if:

          (a) Such person, immediately after the grant of the Option, would own stock possessing five percent or more of the total combined voting power or value of all classes of stock of the Company or its parent or any of its subsidiary corporations. For purposes of this (S)4(a), such person's stock ownership shall be determined by applying the rules of (S)424(d) of the Code and shall include stock which would be owned if all of such person's outstanding Options to purchase stock were exercised; or

          (b) The grant of the Option would permit such person's rights to purchase stock under all "employee stock purchase plans" (as defined in (S)423 of the Code) of the Company and its parent and subsidiary corporations to accrue at a rate which exceeds $25,000 of fair market value of such stock (determined at the time such Option is granted) for each calendar year in which such Option is outstanding at any time. For purposes of this (S)4(b): (i) the right to purchase stock under an Option accrues when the right (or any portion thereof) first becomes exercisable during the calendar year; (ii) the right to purchase stock under an Option accrues at the rate provided in the Option, but in no case may such rate exceed $25,000 of fair market value of such stock (determined at the time such Option is granted) for any one calendar year; and (iii) the right to purchase stock which has accrued under one Option granted pursuant to the Plan may not be carried over to any other Option.

(S)5.  Participation.
       -------------

     Each person who will be an Eligible Employee on the first day of an Option Period (as defined below) may elect to participate in the Plan by executing and delivering, at least 15 days prior to such day, a payroll deduction authorization in accordance with (S)6, below (a "Deduction Authorization").
Such person will thereby become a participant in the Plan (a "Participant") as of the first day of such Option Period and will remain a Participant until his or her participation is terminated as provided under the Plan. An "Option Period" under the Plan shall be (a) the period beginning on the closing date of an initial public offering of Shares pursuant to a registration statement filed under the Securities Act of 1933, as amended, and ending on the earlier of the JuneE30 or December 31 which next follows such closing date (the "Initial Option Period"), and (b) following the Initial Option Period, each successive six-month

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period of January 1 through June 30 and July 1 through December 31 during which the Plan remains in effect.

(S)6.  Payroll Deductions.
       ------------------

     Each Participant shall, on his or her Deduction Authorization, request withholding at a rate (in whole percentages) of not less than 2% nor more than 10% of his or her Compensation (as defined below), such withholding to be spread substantially equally over the Option Period, provided that no more than $10,000 shall be withheld from any Participant's Compensation for any one Option Period. For purposes of the Plan, "Compensation" shall mean all compensation paid to the Participant by the Company or any Subsidiary and currently includible in his or her income, including without limitation bonuses, commissions and other amounts includible in the definition of compensation provided in the Treasury Regulations promulgated under (S)415 of the Code, plus any amount that would be so included but for the fact that it was contributed to a qualified plan pursuant to an elective deferral under (S)401(k) of the Code, but not including payments under stock option plans and other employee benefit plans or any other amounts excluded from the definition of compensation provided in the Treasury Regulations under (S)415 of the Code. A Participant may reduce the withholding rate of his or her Deduction Authorization by one or more whole percentage points (but not to below 2%) at any time during an Option Period by delivering written notice to the Company, such reduction to take effect prospectively as soon as practicable following receipt of such notice by the Company. A Participant may increase or reduce the withholding rate of his or her Deduction Authorization for a future Option Period by written notice delivered to the Company at least 15 days prior to the first day of the Option Period with respect to which the change is to be effective. All amounts withheld in accordance with a Participant's Deduction Authorization shall be credited to a withholding account for such Participant.

(S)7.  Grant of Options.
       ----------------

     Each person who is a Participant on the first day of an Option Period shall, as of such day, be granted an option to purchase Shares under the Plan (an "Option") for such Option Period. Such Option shall be for the number of whole Shares (not in excess of the Share Maximum (as defined below)) which shall be determined by dividing (i) the balance in the Participant's withholding account on the last day of the Option Period by (ii) the purchase price per Share determined under (S)8, below. For purposes of the preceding sentence, the Share Maximum with respect to any Option for any Option Period shall be the largest number of Shares which, when multiplied by the Fair Market Value of a Share at the beginning of the Option Period, produces the highest dollar amount not exceeding $12,500. The number of Shares receivable by each Participant upon exercise of his or her Option for an Option Period shall be reduced, on a substantially proportionate basis, in the event that the number of Shares then available under the Plan is otherwise insufficient.

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(S)8.  Purchase Price.
       --------------

     The purchase price of Shares subject to an Option shall be 85% of the lesser of the Fair Market Value (as defined below) at the beginning of the Option Period or the Fair Market Value at the end of the Option Period. For purposes of the Plan, the first day of the Option Period shall be deemed to be the date an Option is granted, and the last day of the Option Period shall be deemed to be the date an Option is exercised.

     The Fair Market Value of the Shares as of any given date shall be the (i) last reported sale price on the New York Stock Exchange on the most recent previous trading day, (ii) last reported sale price on the NASDAQ National Market System on the most recent previous trading day, (iii) mean between the high and low bid and ask prices, as reported by the National Association of Securities Dealers, Inc. on the most recent previous trading day, or (iv) last reported sale price on any other stock exchange on which the Shares are listed on the most recent previous trading day, whichever is applicable.

(S)9.  Exercise of Options.
       -------------------

     Each Employee who is a Participant in the Plan on the last day of an Option Period shall be deemed to have exercised on the last day of the Option Period the Option granted to him or her for that Option Period. Upon such exercise, the balance of the Participant's withholding account shall be applied to the purchase of the number of whole Shares determined under (S)7, above, and as soon as practicable thereafter, at the Company's option, either (a) certificates for such Shares shall be issued and delivered to the Participant, or (b) a brokerage or other account maintained in such Participant's name under the Plan shall be updated to reflect the issuance of such Shares to the Participant. In the event that the balance in the Participant's withholding account at the end of an Option Period is in excess of the total purchase price of the Shares so issued, such balance shall be returned to the Participant; provided that if such balance consists solely of an amount equal to the value of a fractional Share, such balance shall be retained in the withholding account and carried over to the next Option Period. The entire balance of the Participant's withholding account following the final Option Period shall be returned to the Participant. No fractional Shares shall be issued hereunder.

(S)10.  Interest.
        --------

     No interest shall be payable on withholding accounts.

(S)11.  Cancellation and Withdrawal.
        ---------------------------

     A Participant who holds an Option under the Plan may, by written notice delivered to the Company at any time prior to exercise thereof under (S)9, above, cancel such Option as to all (but not less than all) the Shares subject or to be subject to such Option. Upon such cancellation, the balance in such Participant's withholding account shall be returned to him or her.

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     A Participant may terminate his or her Deduction Authorization as of any date by written notice delivered to the Company and shall thereby cease to be a Participant as of such date. Any Participant who voluntarily terminates his or her Deduction Authorization prior to the last business day of any Option Period shall be deemed to have cancelled his or her Option.

     Any Participant who cancels an Option or terminates his or her Deduction Authorization may at any time thereafter again become a Participant in accordance with (S)5, above.

(S)12.  Termination of Employment.
        -------------------------

     Subject to (S)13, below, upon the termination of a Participant's service with the Company and its Subsidiaries for any reason: (a) he shall cease to be a Participant; (b) any Option held by such Participant under the Plan shall be deemed cancelled; (c) the balance of his or her withholding account shall be returned to him or her; and (d) he shall have no further rights under the Plan.

(S)13.  Death of Participant.
        --------------------

     A participant may file a written designation of beneficiary (a "Beneficiary Designation") specifying who is to receive any Shares and cash credited to the Participant under the Plan in the event of the Participant's death. In the Beneficiary Designation, the Participant shall elect either: (a) to cancel his or her Option upon his or her death, as provided in (S)11, above, or (b) to apply the balance of the Participant's withholding account at the time of death to the exercise of his or her Option on the last day of the Option Period, as provided in (S)9, above. In the absence of a valid election otherwise, the death of a Participant shall be deemed to effect a cancellation of his or her Option. A Beneficiary Designation and election may be changed by the Participant at any time upon written notice received by the Company. In the event of the death of a Participant and receipt by the Company of proof of the identity and existence at the time of the Participant's death of a beneficiary validly designated by him or her under the Plan, the Company shall deliver to such beneficiary such Shares and cash to which the beneficiary is entitled under the Plan. In the event of the death of a Participant and in the absence of a beneficiary validly designated under the Plan who is living at the time of such Participant's death, the Company shall deliver such Shares and cash to the executor or administrator of the estate of the Participant, if the Company is able to identify such executor or administrator. If the Company is unable to identify such administrator or executor, the Company, in its sole discretion, may deliver such Shares and cash to the spouse or to any one or more dependents of the deceased Participant. No beneficiary shall, prior to the death of the Participant by whom he has been designated, acquire any interest in any Shares or cash credited to the Participant under the Plan.

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(S)14.  Rights as Stockholder.
        ---------------------

     No Participant, his or her validly designated beneficiary, or his or her executor or administrator shall have any rights of a stockholder in the Company with respect to the Shares subject to an Option unless and until, pursuant to
(S)9, above, either a certificate representing such Shares has been duly issued and delivered to him or her or the brokerage or other account maintained in his or her name under the Plan has been updated to reflect the issuance of such Shares to him or her.

(S)15.  Term and Termination of Plan.
        ----------------------------

     The Plan shall terminate automatically following the end of the Option Period ending DecemberE31, 2007; provided that the Board may, in its discretion, extend the Plan for one or more additional Option Periods. The Plan may be earlier suspended or terminated by the Board, but no such suspension or termination shall adversely affect the rights and privileges of holders of outstanding Options. The Plan shall terminate in any case when all the Shares reserved for issuance under the Plan have been purchased.

(S)16.  Amendment of Plan.
        -----------------

     The Board may at any time, or from time to time, amend the Plan in any respect; provided that without the approval of holders of stock entitled to exercise a majority of the voting power of the Company no amendment may be made
(a) changing the aggregate number of Shares reserved for issuance under the Plan or (b) changing the designation of employees eligible to participate in the Plan. Any amendment requiring stockholder approval under this (S)16 shall be submitted to the stockholders of the Company for approval as soon as practicable after adoption of the amendment by the Board but in any event not later than 12 months after the adoption of the amendment. If such amendment is not approved by the stockholders of the Company within 12 months before or after the adoption of the amendment by the Board, such amendment shall become null and void and have no further force or effect.

(S)17.  Changes in Capital Structure.
        ----------------------------

     In the event the Company changes its outstanding Shares after the effective date of this Plan by reason of stock splits, stock dividends, or any other increase or reduction of the number of outstanding Shares without receiving consideration in the form of money, services, or property deemed appropriate by the Board, in its sole discretion, the aggregate number of Shares subject to the Plan shall be proportionately adjusted and the number of Shares and the exercise price for each Share subject to any then-outstanding Option shall be proportionately adjusted with the objective that the Participant's proportionate interest in the Company shall remain the same as before the change without any change in the total exercise price applicable to any then-outstanding Options, as determined by the Committee in its sole discretion.

     In the event of any other recapitalization or any merger, consolidation, or other reorganization of the Company, the Board shall make such adjustment, if any, as it may deem

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appropriate to accurately reflect the number and kind of shares deliverable, and the exercise prices payable, upon subsequent exercise of any then-outstanding Options, all as determined by the Board in its sole discretion.

     The Board's determination of the adjustments appropriate to be made under this (S)17 shall be conclusive upon all Participants under the Plan.

(S)18.  Application of Funds.
        --------------------

     All funds received or held by the Company under the Plan may be used for any corporate purpose until applied to the purchase of Shares or refunded to Participants or both. At the Company's option, withholding accounts for individual Participants shall not be segregated.

(S)19.  Options Not Transferable.
        ------------------------

     Options under the Plan shall not be transferable by a Participant other than by will or the laws of descent and distribution and shall be exercisable during the Participant's lifetime only by the Participant. Any payment of cash or issuance of Shares under the Plan may be made only to the Participant or, in the event of the Participant's death, to the Participant's estate or beneficiary validly designated under (S)13, above.

(S)20.  Governmental Regulations; Securities Law Restrictions.
        -----------------------------------------------------

     The Company's obligation to issue, sell, and deliver Shares under the Plan shall be subject to the approval of any governmental authority required in connection with the authorization, issuance, or sale of such Shares, including without limitation any applicable tax withholding requirements.

     No Option shall be exercisable and no Shares shall be delivered under the Plan except in compliance with all applicable federal and state securities laws and regulations. The Company may require each person acquiring Shares pursuant to the exercise of an Option to represent and warrant to and agree with the Company in writing that the person is acquiring the Shares without a view to distribution thereof and to make such additional representations, warranties and agreements as the Company may reasonably request.

     All certificates for Shares or other securities delivered under the Plan shall be subject to such stop-transfer orders and other restrictions as the Company may deem advisable under the rules, regulations, and other requirements of the Securities and Exchange Commission, any stock exchange upon which the Shares are then listed, and any applicable federal or state securities laws, and the Company may cause a legend or legends to be put on any such certificates to make appropriate reference to such restrictions or applicable restrictions under the Plan.

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(S)21.  Genders and Numbers.
        --------------------

     When permitted by the context, each pronoun used in this document includes the same pronoun in other genders and numbers, and each noun used in this document includes the same noun in other genders.

(S)22.  Effective Date.
        --------------

     The Plan shall be effective December 1, 1997. The Plan shall be submitted to the stockholders of the Company for approval as soon as practicable after its adoption by the Board but in any event not later than 12 months after its adoption by the Board. Notwithstanding anything to the contrary contained herein, no rights to purchase Shares under the Plan shall be exercisable prior to such approval. If the Plan is not approved by the stockholders of the Company within 12 months before or after the adoption of the Plan by the Board, the Plan and all Options granted under the Plan shall become null and void and have no further force or effect.

(S)23.  Savings Clause.
        --------------

     In case any one or more of the provisions of this Plan shall be held invalid, illegal, or unenforceable in any respect, the validity, legality, and enforceability of the remaining provisions shall not in any way be affected or impaired thereby, and the invalid, illegal, or unenforceable provision shall be deemed null and void; however, to the extent permissible by law, any provision which could be deemed null and void shall first be construed, interpreted, or revised retroactively to permit this Plan to be construed so as to foster the intent of this Plan. This Plan is intended to comply in all respects with applicable law and regulation, including (S)423 of the Code and, with respect to persons subject to (S)16 of the 1934 Act ("Reporting Persons"), Rule 16b-3 under the 1934 Act. In case any one or more of the provisions of this Plan shall be held to violate or be unenforceable in any respect under (S)423 or Rule 16b-3, then, to the extent permissible by law, any provision which could be deemed to violate or be unenforceable under (S)423 or Rule 16b-3 shall first be construed, interpreted, or revised retroactively to permit the Plan to be in compliance with (S)423 and Rule 16b-3.

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